F.N.B. Corporation Reports Significant Revenue Growth and Record 2014 Net Income

PITTSBURGH, Jan. 22, 2015 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported fourth quarter and full year 2014 results. Net income available to common shareholders for the fourth quarter of 2014 totaled $37.3 million or $0.21 per diluted common share. Comparatively, third quarter of 2014 net income totaled $33.4 million, or $0.20 per diluted common share, and fourth quarter of 2013 net income totaled $28.4 million or $0.18 per diluted common share. Net income available to common shareholders for the full year of 2014 totaled $135.7 million, or $0.80 per diluted common share, compared to net income of $117.8 million, or $0.80 per diluted common share in 2013. Operating1 results are presented in the tables below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "We are pleased to report another great quarter and year, achieving significant revenue growth of 15% and record net income of $136 million for 2014. Through the efforts of our entire team of talented bankers, we continue to deliver high-quality earnings with consistent growth in loans and low-cost deposits, excellent asset quality and operating efficiency. As we enter 2015 we are well-positioned to realize the benefits of our organic and acquisition-related growth strategy, and I am confident in our ability to deliver long-term success for our employees, clients and shareholders."

Quarterly Results Summary	4Q14	3Q14	4Q13
Reported Results
Net income available to common shareholders ($ in millions)	$37.3	$33.4	$28.4
Net income per diluted common share	$0.21	$0.20	$0.18

Operating Results (Non-GAAP)[1]
Operating net income available to common shareholders ($ in millions)	$36.4	$35.0	$32.5
Operating net income per diluted common share	$0.21	$0.21	$0.21

Average Diluted Shares Outstanding (in 000's)	175,630	168,884	157,858

Full Year Results Summary	2014	2013
Reported Results
Net income available to common shareholders ($ in millions)	$135.7	$117.8
Net income per diluted common share	$0.80	$0.80

Operating Results (Non-GAAP)[1]
Operating net income available to common shareholders ($ in millions)	$135.6	$123.5
Operating net income per diluted common share	$0.80	$0.84

Average Diluted Shares Outstanding (in 000's)	169,079	147,810

[1] Non-GAAP measures, refer to Non-GAAP Disclosures and detail in the accompanying data tables.

Fourth Quarter 2014 Highlights
(All comparisons to the prior quarter, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via an acquisition.)

  Organic growth in total average loans was $280 million, or 10.3% annualized, with average commercial loan growth of $93 million, or 6.0% annualized, average consumer loan growth of $93 million, or 14.1% annualized, and average indirect auto loan growth of $82 million.
  On an organic basis, average total deposits and customer repurchase agreements grew $197 million or 6.4% annualized.  Average transaction deposits and customer repurchase agreements grew organically $286 million, or 12.0% annualized.
  The net interest margin was 3.54%, compared to 3.63% in the prior quarter, mainly reflecting lower benefit from accretable yield adjustments.
  The efficiency ratio improved to 56.1%, from 56.7% in the prior quarter and 57.8% in the year-ago quarter.
  Credit quality results reflect improved non-performing loan and delinquency levels.  For the originated portfolio, non-performing loans and other real estate owned (OREO) to total loans and OREO improved 12 basis points to 1.13% and total originated delinquency improved 7 basis points to 0.99% at December 31, 2014.  Net originated charge-offs were 0.17% annualized of total average originated loans, compared to 0.29% annualized in third quarter of 2014 and 0.30% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio was 6.83% at December 31, 2014.  The tangible book value per share increased $0.08 to $5.99 at December 31, 2014.

Fourth Quarter 2014 Results – Comparison to Prior Quarter
(All comparisons refer to the third quarter of 2014, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $125.4 million, increasing $2.9 million, or 2.4%, reflecting average earning asset growth of $690 million, or 5.1%, partially offset by lower accretable yield adjustments of $2.1 million compared to prior quarter. The net interest margin was 3.54%, compared to 3.63% in the prior quarter, with six basis points of the narrowing due to the lower accretable yield adjustments. Excluding accretable yield adjustments, the fourth quarter net interest margin was 3.49%, compared to 3.52% in the third quarter of 2014.

Average loans totaled $11.1 billion and increased $545 million, or 20.5% annualized, as a result of the acquisition that was completed late in the third quarter of 2014 and average organic loan growth of $280 million or 10.3% annualized. Organic growth in average commercial loans totaled $93 million, or 6.0% annualized, and growth in average consumer loans (consisting of direct loans and consumer lines of credit) was strong at $93 million or 14.1% annualized. Commercial and consumer loan growth continues to significantly benefit from the lending opportunities presented in FNB's three metropolitan markets. Average indirect auto loans increased $82 million, reflecting continued increased volume and demand.

Average deposits and customer repurchase agreements totaled $12.4 billion and increased $467 million, or 15.5% annualized, and included average organic growth of $197 million or 6.4% annualized. Consistent with prior quarters, growth in transaction deposits and customer repurchase agreements was partially offset by a decline in time deposits. On an organic basis, average total transaction deposits and customer repurchase agreements increased $286 million or 12.0% annualized. Organic growth in average non-interest bearing deposits was $94 million or 14.6% annualized, primarily reflecting growth in non-interest bearing business accounts and the benefit of seasonally higher balances. Total loans as a percentage of deposits and customer repurchase agreements was 92% at December 31, 2014.

Non-Interest Income
Non-interest income totaled $39.5 million, increasing $1.9 million or 5.1%, and included a non-recurring $2.7 million gain, which was partially offset by $0.9 million lower gain on sale of securities. Adjusting for these items, non-interest income was consistent with the prior quarter, with continued solid results in service charges, wealth management and insurance. Mortgage banking revenue improved slightly due to higher origination volume. Non-interest income represents 24% of total revenue.

Non-Interest Expense
Non-interest expense totaled $96.7 million, increasing $0.8 million, or 0.8%, and included $1.6 million of merger and severance costs, compared to $2.5 million of merger and severance costs in the third quarter. Excluding merger and severance costs, non-interest expense increased $1.8 million, or 1.9%, primarily due to increased OREO expense of $1.1 million related to the disposition of non-strategic properties. The efficiency ratio improved to 56.1%, compared to 56.7% in the third quarter of 2014.

Credit Quality
Credit quality metrics reflect an improvement in the ratio of non-performing loans and OREO to total loans and OREO of 8 basis points to 0.97% at December 31, 2014, and 12 basis points for the originated portfolio to 1.13%. Delinquency, defined as total originated past due and non-accrual loans as a percentage of total originated loans, improved 7 basis points to 0.99% at December 31, 2014.

Net charge-offs for the fourth quarter totaled $4.7 million, or 0.17% annualized of total average loans, compared to $7.3 million or 0.28% annualized in the prior quarter. For the originated portfolio, net charge-offs as a percentage of average originated loans were 0.17% annualized, compared to 0.29% annualized in the prior quarter. For the originated portfolio, the allowance for loan losses to total originated loans was 1.22%, compared to 1.24% at September 30, 2014, with the slight decline directionally consistent with the quarter's credit quality performance. The ratio of the allowance for loan losses to total loans increased slightly to 1.12%, compared to 1.10%. The provision for loan losses decreased $1.2 million to $10.0 million. The ratio of the allowance for loan losses to total non-performing loans increased to 172.1%, compared to 149.0%, through a combination of the increased allowance and reduced levels of total non-performing loans.

Full Year 2014 Results – Comparison to Prior Year
(All comparisons refer to full year 2013, except as noted)

Results include the impact from the completion of the OBA Financial Services, Inc. (OBAF) acquisition completed on September 19, 2014, BCSB Bancorp, Inc. (BCSB) acquisition completed on February 15, 2014, PVF Capital Corp. (PVFC) on October 12, 2013 and Annapolis Bancorp, Inc. (ANNB) on April 6, 2013.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $473.2 million, increasing $70.2 million or 17.4%. The net interest margin was 3.59%, compared to 3.65%. Average earning assets grew $2.1 billion, or 19.2%, through consistent organic loan growth and the benefit of acquisition-related growth.

Average loans totaled $10.4 billion and increased $1.7 billion, or 19.3%, reflecting strong organic average loan growth of $824 million, or 9.0%, and loans added in the acquisitions. Growth in the commercial portfolio continued throughout 2014, with average balances growing organically $466 million or 9.1%. Average organic consumer loan growth (consisting of direct loans and consumer lines of credit) was $259 million or 11.4%. Average indirect auto loans increased $137 million or 22.5%. Organic growth results reflect the benefit of the increased number of prospects from expansion markets and successful sales management.

Total average deposits and customer repurchase agreements totaled $11.9 billion and increased $1.4 billion or 13.5%, including average organic growth of $209 million or 1.9%. Organic growth in low-cost transaction deposit accounts and customer repurchase agreements was $526 million, or 6.3%, and was largely driven by organic growth in average non-interest bearing deposits of $334 million or 16.2%.

Non-Interest Income
Non-interest income totaled $158.3 million, increasing $22.5 million, or 16.6%, with 2014 including higher gains on the sale of securities of $10.9 million. Organic and acquisition-related growth in service charges was offset by $5.1 million in lower customer-related interchange service charges due to the Durbin Amendment that went into effect for FNB on July 1, 2013. Wealth management revenue (trust income and securities commissions) increased $2.8 million, or 9.9%, reflecting organic growth, the benefit from the recent expansion into the Cleveland and Maryland markets, and improved market conditions. Higher customer swap fee revenue of $2.9 million reflects strong organic commercial loan growth in 2014 and demand for these products given the interest rate environment. Also included in other non-interest income was a non-recurring $2.7 million gain during the fourth quarter of 2014.

Non-Interest Expense
Non-interest expense totaled $379.3 million, increasing $41.1 million, or 12.1%, and included merger and severance costs of $12.2 million, compared to $8.2 million in 2013. Absent these merger and severance costs, non-interest expense increased $37.1 million, or 11.3%, primarily attributable to the additional operating costs related to the expanded operations from recent acquisitions. The efficiency ratio improved to 57.2% from 58.9%.

Credit Quality
Credit quality results reflect improvement over the prior year. The ratio of non-performing loans and OREO to total loans and OREO improved 27 basis points to 0.97%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 31 basis points to 1.13%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, improved 29 basis points to 0.99% at December 31, 2014, reflecting an $8.4 million, or 8.1%, reduction in total delinquency.

Net charge-offs totaled $23.5 million, or 0.23% annualized of total average loans, compared to $24.7 million or 0.28% annualized. For the originated portfolio, net charge-offs were $21.0 million or 0.24% annualized of total average originated loans, compared to $21.5 million or 0.28% annualized. The ratio of the allowance for loan losses to total originated loans was 1.22% at December 31, 2014, compared to 1.29% at December 31, 2013, with the change directionally consistent with the performance of the portfolio. The provision for loan losses totaled $38.6 million, compared to $31.1 million in the prior-year period primarily due to the strong organic loan growth.

Capital Position
The tangible common equity to tangible assets ratio (non-GAAP measure) was 6.83%, compared to 6.89% and 6.71% at September 30, 2014 and December 31, 2013, respectively. The tangible book value per common share (non-GAAP measure) increased to $5.99, from $5.91 and $5.38 at September 30, 2014 and December 31, 2013, respectively. The common dividend payout ratio for the full year of 2014 was 59.9%.

The Corporation's capital levels at December 31, 2014, continue to exceed federal bank regulatory agency "well capitalized" thresholds as the estimated total risk-based capital ratio was 12.3%, the estimated tier 1 risk-based capital ratio was 11.0% and the estimated leverage ratio was 8.4%.

Conference Call
F.N.B. Corporation will host a conference call to discuss fourth quarter and full year 2014 financial results on Thursday, January 22, 2015, at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (866) 652-5200 or (412) 317-6060 for international callers. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call on the day of the call until midnight ET on Thursday, January 29, 2015. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10058502. The call transcript and Webcast will be available on the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states and three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. The Company has total assets of $16.1 billion and more than 280 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulated agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly, in the markets in which we operate.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Results of the regulatory examination and supervisory process.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers and rapid technological developments and changes.
  Business and operating results are affected by judgments and assumptions in our analytical and forecasting models and our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2013 Form 10-K and 2014 Form 10-Q's, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				4Q14 -	4Q14 -
	2014		2013	3Q14	4Q13
	Fourth	Third	Fourth	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$135,097	$131,566	$117,637	2.7	14.8
Interest expense	11,436	10,947	10,691	4.5	7.0
Net interest income	123,661	120,619	106,946	2.5	15.6
Taxable equivalent adjustment	1,696	1,790	1,704	-5.2	-0.5
Net interest income (FTE) (1)	125,357	122,409	108,650	2.4	15.4
Provision for loan losses	10,040	11,197	8,366	-10.3	20.0
Net interest income after provision (FTE)	115,317	111,212	100,284	3.7	15.0

Impairment losses on securities	0	0	(27)	n/m	n/m
Non-credit related losses on securities not
expected to be sold (recognized in other
comprehensive income)	0	0	0	n/m	n/m
Net impairment losses on securities	0	0	(27)	n/m	n/m

Service charges	17,815	17,742	16,805	0.4	6.0
Trust income	4,871	4,868	4,323	0.1	12.7
Insurance commissions and fees	3,953	4,169	3,979	-5.2	-0.7
Securities commissions and fees	2,928	3,132	2,921	-6.5	0.2
Mortgage banking	1,485	1,078	369	37.7	302.5
Gain on sale of securities	302	1,178	51	n/m	n/m
Other	8,108	5,385	4,238	50.6	91.3
Total non-interest income	39,462	37,552	32,659	5.1	20.8

Salaries and employee benefits	48,008	48,981	47,710	-2.0	0.6
Occupancy and equipment	15,541	15,359	14,006	1.2	11.0
FDIC insurance	3,659	3,206	1,995	14.1	83.4
Amortization of intangibles	2,518	2,455	2,344	2.6	7.4
Other real estate owned	1,883	816	1,926	130.8	-2.2
Merger and severance-related	1,557	2,513	3,999	n/m	n/m
Other	23,490	22,517	20,088	4.3	16.9
Total non-interest expense	96,656	95,847	92,068	0.8	5.0

Income before income taxes	58,123	52,917	40,875	9.8	42.2
Taxable equivalent adjustment	1,696	1,790	1,704	-5.2	-0.5
Income taxes	17,123	15,736	10,732	8.8	59.5
Net income	39,304	35,391	28,439	11.1	38.2
Preferred stock dividends	2,010	2,010	0
Net income available to common stockholders	$37,294	$33,381	$28,439	11.7	31.1

Earnings per common share:
Basic	$0.21	$0.20	$0.18	5.0	16.7
Diluted	$0.21	$0.20	$0.18	5.0	16.7

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$37,294	$33,381	$28,439
Net gain on sale of pooled TPS and other securities, net of tax	0	0	0
(Gain) loss on extinguishment of debt, net of tax	0	0	1,412
Merger and severance costs, net of tax	1,012	1,633	2,599
Other net non-recurring items	(1,889)	0	0
Operating net income available to common stockholders	$36,417	$35,014	$32,450	4.0	12.2

Operating diluted earnings per common share:
Diluted earnings per common share	$0.21	$0.20	$0.18
Effect of net gain on sale of pooled TPS and other securities, net of tax	0.00	0.00	0.00
Effect of (gain) loss on extinguishment of debt, net of tax	0.00	0.00	0.01
Effect of merger and severance costs, net of tax	0.01	0.01	0.02
Effect of other net non-recurring items	(0.01)	0.00	0.00
Operating diluted earnings per common share	$0.21	$0.21	$0.21	0.0	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,		Percent
Statement of earnings	2014	2013	Variance
Interest income	$508,983	$440,386	15.6
Interest expense	42,686	44,344	-3.7
Net interest income	466,297	396,042	17.7
Taxable equivalent adjustment	6,899	6,969	-1.0
Net interest income (FTE) (1)	473,196	403,011	17.4
Provision for loan losses	38,648	31,090	24.3
Net interest income after provision (FTE)	434,548	371,921	16.8

Impairment losses on securities	0	(27)	n/m
Non-credit related losses on securities not
expected to be sold (recognized in other
comprehensive income)	0	0	n/m
Net impairment losses on securities	0	(27)	n/m

Service charges	68,267	68,221	0.1
Trust income	19,365	16,751	15.6
Insurance commissions and fees	16,758	16,598	1.0
Securities commissions and fees	11,453	11,286	1.5
Mortgage banking	3,705	3,452	7.3
Gain on sale of securities	11,717	808	n/m
Other	27,009	18,689	44.5
Total non-interest income	158,274	135,778	16.6

Salaries and employee benefits	192,477	179,971	6.9
Occupancy and equipment	61,526	51,688	19.0
FDIC insurance	13,258	10,192	30.1
Amortization of intangibles	9,717	8,407	15.6
Other real estate owned	4,400	3,215	36.8
Merger and severance-related	12,150	8,210	48.0
Other	85,725	76,487	12.1
Total non-interest expense	379,253	338,170	12.1

Income before income taxes	213,569	169,529	26.0
Taxable equivalent adjustment	6,899	6,969	-1.0
Income taxes	62,620	44,756	39.9
Net income	144,050	117,804	22.3
Preferred stock dividends	8,352	0
Net income available to common stockholders	$135,698	$117,804	15.2

Earnings per common share:
Basic	$0.81	$0.81	0.0
Diluted	$0.80	$0.80	0.0

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$135,698	$117,804
Net gain on sale of pooled TPS and other securities, net of tax	(6,150)	0
(Gain) loss on extinguishment of debt, net of tax	0	399
Merger and severance costs, net of tax	7,897	5,337
Other net non-recurring items	(1,889)	0
Operating net income available to common stockholders	$135,556	$123,540	9.7

Operating diluted earnings per common share:
Diluted earnings per common share	$0.80	$0.80
Effect of net gain on sale of pooled TPS and other securities, net of tax	(0.04)	0.00
Effect of (gain) loss on extinguishment of debt, net of tax	0.00	0.00
Effect of merger and severance costs, net of tax	0.05	0.04
Effect of other net non-recurring items	(0.01)	0.00
Operating diluted earnings per common share	$0.80	$0.84	-3.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q14 -	4Q14 -
	2014		2013	3Q14	4Q13
	Fourth	Third	Fourth	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$196,240	$205,062	$197,534	-4.3	-0.7
Interest bearing deposits with banks	91,153	32,906	16,447	177.0	454.2
Cash and cash equivalents	287,393	237,968	213,981	20.8	34.3
Securities available for sale	1,534,065	1,439,735	1,141,650	6.6	34.4
Securities held to maturity	1,453,355	1,475,552	1,199,169	-1.5	21.2
Residential mortgage loans held for sale	6,180	4,431	7,138	39.5	-13.4
Loans, net of unearned income	11,247,038	10,967,860	9,506,094	2.5	18.3
Allowance for loan losses	(125,926)	(120,601)	(110,784)	4.4	13.7
Net loans	11,121,112	10,847,259	9,395,310	2.5	18.4
Premises and equipment, net	168,756	166,661	154,032	1.3	9.6
Goodwill	832,213	829,271	764,248	0.4	8.9
Core deposit and other intangible assets, net	47,504	50,017	47,608	-5.0	-0.2
Bank owned life insurance	301,771	299,828	289,402	0.6	4.3
Other assets	374,741	406,323	350,867	-7.8	6.8
Total Assets	$16,127,090	$15,757,045	$13,563,405	2.3	18.9

Liabilities
Deposits:
Non-interest bearing demand	$2,647,623	$2,647,081	$2,200,081	0.0	20.3
Interest bearing demand	4,547,628	4,551,241	3,968,679	-0.1	14.6
Savings	1,575,922	1,574,187	1,423,399	0.1	10.7
Certificates and other time deposits	2,611,035	2,679,584	2,606,073	-2.6	0.2
Total Deposits	11,382,208	11,452,093	10,198,232	-0.6	11.6
Other liabilities	140,325	157,230	130,418	-10.8	7.6
Short-term borrowings	2,041,658	1,601,167	1,241,239	27.5	64.5
Long-term debt	483,197	483,189	143,928	0.0	235.7
Junior subordinated debt	58,246	58,233	75,205	0.0	-22.6
Total Liabilities	14,105,634	13,751,912	11,789,022	2.6	19.7

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	1,754	1,747	1,592	0.4	10.2
Additional paid-in capital	1,798,984	1,791,674	1,608,117	0.4	11.9
Retained earnings	176,120	159,812	121,870	10.2	44.5
Accumulated other comprehensive income	(46,003)	(40,451)	(56,924)	13.7	-19.2
Treasury stock	(16,281)	(14,531)	(7,154)	12.0	127.6
Total Stockholders' Equity	2,021,456	2,005,133	1,774,383	0.8	13.9
Total Liabilities and Stockholders' Equity	$16,127,090	$15,757,045	$13,563,405	2.3	18.9

Selected average balances
Total assets	$15,906,850	$15,217,695	$13,456,936	4.5	18.2
Earning assets	14,088,224	13,398,703	11,774,690	5.1	19.6
Interest bearing deposits with banks	57,976	54,223	130,027	6.9	-55.4
Securities	2,935,551	2,796,369	2,315,793	5.0	26.8
Residential mortgage loans held for sale	4,811	3,330	6,128	44.5	-21.5
Loans, net of unearned income	11,089,886	10,544,781	9,322,742	5.2	19.0
Allowance for loan losses	124,300	120,226	111,654	3.4	11.3
Goodwill and intangibles	880,984	856,795	804,098	2.8	9.6
Deposits and customer repurchase agreements (6)	12,392,431	11,925,256	11,113,386	3.9	11.5
Short-term borrowings	795,857	723,048	173,405	10.1	359.0
Long-term debt	483,324	422,698	138,631	14.3	248.6
Trust preferred securities	58,240	58,226	192,533	0.0	-69.8
Total stockholders' equity	2,021,493	1,927,727	1,694,669	4.9	19.3
Preferred stockholders' equity	106,882	106,882	71,126	0.0	50.3

Common stock data
Average diluted shares outstanding	175,629,620	168,884,127	157,858,351	4.0	11.3
Period end shares outstanding	173,992,258	173,495,767	158,967,211	0.3	9.5
Book value per common share	$11.00	$10.94	$10.49	0.6	4.9
Tangible book value per common share (4)	$5.99	$5.91	$5.38	1.3	11.2
Dividend payout ratio (common)	56.27%	60.25%	67.58%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
Balance Sheet (at period end)	2014	2013	Variance
Assets
Cash and due from banks	$196,240	$197,534	-0.7
Interest bearing deposits with banks	91,153	16,447	454.2
Cash and cash equivalents	287,393	213,981	34.3
Securities available for sale	1,534,065	1,141,650	34.4
Securities held to maturity	1,453,355	1,199,169	21.2
Residential mortgage loans held for sale	6,180	7,138	-13.4
Loans, net of unearned income	11,247,038	9,506,094	18.3
Allowance for loan losses	(125,926)	(110,784)	13.7
Net loans	11,121,112	9,395,310	18.4
Premises and equipment, net	168,756	154,032	9.6
Goodwill	832,213	764,248	8.9
Core deposit and other intangible assets, net	47,504	47,608	-0.2
Bank owned life insurance	301,771	289,402	4.3
Other assets	374,741	350,867	6.8
Total Assets	$16,127,090	$13,563,405	18.9

Liabilities
Deposits:
Non-interest bearing demand	$2,647,623	$2,200,081	20.3
Interest bearing demand	4,547,628	3,968,679	14.6
Savings	1,575,922	1,423,399	10.7
Certificates and other time deposits	2,611,035	2,606,073	0.2
Total Deposits	11,382,208	10,198,232	11.6
Other liabilities	140,325	130,418	7.6
Short-term borrowings	2,041,658	1,241,239	64.5
Long-term debt	483,197	143,928	235.7
Junior subordinated debt	58,246	75,205	-22.6
Total Liabilities	14,105,634	11,789,022	19.7

Stockholders' Equity
Preferred Stock	106,882	106,882	n/m
Common stock	1,754	1,592	10.2
Additional paid-in capital	1,798,984	1,608,117	11.9
Retained earnings	176,120	121,870	44.5
Accumulated other comprehensive income	(46,003)	(56,924)	-19.2
Treasury stock	(16,281)	(7,154)	127.6
Total Stockholders' Equity	2,021,456	1,774,383	13.9
Total Liabilities and Stockholders' Equity	$16,127,090	$13,563,405	18.9

Selected average balances
Total assets	$14,962,140	$12,640,685	18.4
Earning assets	13,165,555	11,049,009	19.2
Interest bearing deposits with banks	51,070	57,604	-11.3
Securities	2,746,354	2,285,602	20.2
Residential mortgage loans held for sale	3,932	17,772	-77.9
Loans, net of unearned income	10,364,199	8,688,030	19.3
Allowance for loan losses	117,027	109,050	7.3
Goodwill and intangibles	857,018	752,894	13.8
Deposits and customer repurchase agreements (6)	11,863,816	10,450,247	13.5
Short-term borrowings	616,717	231,326	166.6
Long-term debt	348,643	103,772	236.0
Trust preferred securities	62,790	199,296	-68.5
Total stockholders' equity	1,920,440	1,514,471	26.8
Preferred stockholders' equity	106,882	17,928	n/m

Common stock data
Average diluted shares outstanding	169,078,845	147,809,504	14.4
Period end shares outstanding	173,992,258	158,967,211	9.5
Book value per common share	$11.00	$10.49	4.9
Tangible book value per common share (4)	$5.99	$5.38	11.2
Dividend payout ratio (common)	59.85%	60.48%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q14 -	4Q14 -
	2014		2013	3Q14	4Q13
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	7.71%	7.28%	6.66%
Return on average tangible equity (2) (4)	14.16%	13.61%	13.35%
Return on average tangible common equity (2) (4)	14.85%	14.29%	14.51%
Return on average assets	0.98%	0.92%	0.84%
Return on average tangible assets (3) (4)	1.08%	1.02%	0.94%
Net interest margin (FTE) (1)	3.54%	3.63%	3.67%
Yield on earning assets (FTE) (1)	3.86%	3.96%	4.03%
Cost of funds	0.41%	0.41%	0.45%
Efficiency ratio (FTE) (1) (5)	56.05%	56.72%	57.77%
Effective tax rate	30.34%	30.78%	27.40%

Capital ratios
Equity / assets (period end)	12.53%	12.73%	13.08%
Leverage ratio	8.43%	8.69%	8.81%
Tangible equity / tangible assets (period end) (4)	7.53%	7.61%	7.55%
Tangible common equity / tangible assets (period end) (4)	6.83%	6.89%	6.71%
Tangible equity, excluding AOCI / tangible
assets (period end) (4) (7)	7.13%	7.16%	7.16%

Balances at period end
Loans:
Commercial real estate	$3,815,708	$3,790,164	$3,245,209	0.7	17.6
Commercial and industrial	2,318,015	2,247,605	1,881,474	3.1	23.2
Commercial leases	177,824	171,615	158,895	3.6	11.9
Commercial loans and leases	6,311,547	6,209,384	5,285,578	1.6	19.4
Direct installment	1,644,621	1,579,312	1,467,236	4.1	12.1
Residential mortgages	1,263,053	1,231,796	1,086,739	2.5	16.2
Indirect installment	875,551	805,836	655,587	8.7	33.6
Consumer LOC	1,110,976	1,087,271	965,771	2.2	15.0
Other	41,290	54,261	45,183	-23.9	-8.6
Total loans	$11,247,038	$10,967,860	$9,506,094	2.5	18.3

Deposits:
Non-interest bearing deposits	$2,647,623	$2,647,081	$2,200,081	0.0	20.3
Interest bearing demand	4,547,628	4,551,241	3,968,679	-0.1	14.6
Savings	1,575,922	1,574,187	1,423,399	0.1	10.7
Certificates of deposit and other time deposits	2,611,035	2,679,584	2,606,073	-2.6	0.2
Total deposits	11,382,208	11,452,093	10,198,232	-0.6	11.6
Customer repurchase agreements (6)	882,696	857,217	841,741	3.0	4.9
Total deposits and customer repurchase agreements (6)	$12,264,904	$12,309,310	$11,039,973	-0.4	11.1

Average balances
Loans:
Commercial real estate	$3,779,619	$3,614,717	$3,184,720	4.6	18.7
Commercial and industrial	2,282,810	2,175,751	1,818,355	4.9	25.5
Commercial leases	174,379	168,865	150,308	3.3	16.0
Commercial loans and leases	6,236,808	5,959,333	5,153,383	4.7	21.0
Direct installment	1,614,300	1,548,224	1,452,597	4.3	11.1
Residential mortgages	1,242,479	1,160,826	1,085,465	7.0	14.5
Indirect installment	846,708	764,585	646,876	10.7	30.9
Consumer LOC	1,100,432	1,053,739	939,646	4.4	17.1
Other	49,159	58,074	44,775	-15.4	9.8
Total loans	$11,089,886	$10,544,781	$9,322,742	5.2	19.0

Deposits:
Non-interest bearing deposits	$2,666,600	$2,524,568	$2,168,847	5.6	23.0
Interest bearing demand	4,602,828	4,398,565	4,054,525	4.6	13.5
Savings	1,577,553	1,575,775	1,413,765	0.1	11.6
Certificates of deposit and other time deposits	2,640,227	2,653,535	2,609,294	-0.5	1.2
Total deposits	11,487,208	11,152,443	10,246,431	3.0	12.1
Customer repurchase agreements (6)	905,223	772,813	866,955	17.1	4.4
Total deposits and customer repurchase agreements (6)	$12,392,431	$11,925,256	$11,113,386	3.9	11.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
	2014	2013	Variance
Performance ratios
Return on average equity	7.50%	7.78%
Return on average tangible equity (2) (4)	14.05%	16.19%
Return on average tangible common equity (2) (4)	14.74%	16.58%
Return on average assets	0.96%	0.93%
Return on average tangible assets (3) (4)	1.07%	1.04%
Net interest margin (FTE) (1)	3.59%	3.65%
Yield on earning assets (FTE) (1)	3.92%	4.05%
Cost of funds	0.41%	0.49%
Efficiency ratio (FTE) (1) (5)	57.21%	58.94%
Effective tax rate	30.30%	27.53%

Capital ratios
Equity / assets (period end)	12.53%	13.08%
Leverage ratio	8.43%	8.81%
Tangible equity / tangible assets (period end) (4)	7.53%	7.55%
Tangible common equity / tangible assets (period end) (4)	6.83%	6.71%
Tangible equity, excluding AOCI / tangible
assets (period end) (4) (7)	7.13%	7.16%

Balances at period end
Loans:
Commercial real estate	$3,815,708	$3,245,209	17.6
Commercial and industrial	2,318,015	1,881,474	23.2
Commercial leases	177,824	158,895	11.9
Commercial loans and leases	6,311,547	5,285,578	19.4
Direct installment	1,644,621	1,467,236	12.1
Residential mortgages	1,263,053	1,086,739	16.2
Indirect installment	875,551	655,587	33.6
Consumer LOC	1,110,976	965,771	15.0
Other	41,290	45,183	-8.6
Total loans	$11,247,038	$9,506,094	18.3

Deposits:
Non-interest bearing deposits	$2,647,623	$2,200,081	20.3
Interest bearing demand	4,547,628	3,968,679	14.6
Savings	1,575,922	1,423,399	10.7
Certificates of deposit and other time deposits	2,611,035	2,606,073	0.2
Total deposits	11,382,208	10,198,232	11.6
Customer repurchase agreements (6)	882,696	841,741	4.9
Total deposits and customer repurchase agreements (6)	$12,264,904	$11,039,973	11.1

Average balances
Loans:
Commercial real estate	$3,566,094	$2,908,164	22.6
Commercial and industrial	2,103,211	1,740,138	20.9
Commercial leases	166,877	138,214	20.7
Commercial loans and leases	5,836,182	4,786,516	21.9
Direct installment	1,528,863	1,311,441	16.6
Residential mortgages	1,161,737	1,068,130	8.8
Indirect installment	745,440	608,430	22.5
Consumer LOC	1,041,704	871,083	19.6
Other	50,273	42,430	18.5
Total loans	$10,364,199	$8,688,030	19.3

Deposits:
Non-interest bearing deposits	$2,448,546	$1,963,431	24.7
Interest bearing demand	4,352,050	3,844,865	13.2
Savings	1,556,040	1,358,386	14.6
Certificates of deposit and other time deposits	2,681,055	2,489,129	7.7
Total deposits	11,037,691	9,655,811	14.3
Customer repurchase agreements (6)	826,125	794,436	4.0
Total deposits and customer repurchase agreements (6)	$11,863,816	$10,450,247	13.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q14 -	4Q14 -
	2014		2013	3Q14	4Q13
	Fourth	Third	Fourth	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$45,113	$55,095	$58,755	-18.1	-23.2
Restructured loans	23,439	21,797	18,698	7.5	25.4
Non-performing loans	68,552	76,892	77,453	-10.8	-11.5
Other real estate owned (9)	41,466	39,040	40,681	6.2	1.9
Non-performing loans and OREO	110,018	115,932	118,134	-5.1	-6.9
Non-performing investments	0	0	797	n/m	n/m
Total non-performing assets	$110,018	$115,932	$118,931	-5.1	-7.5

Non-performing loans / total loans	0.61%	0.70%	0.81%
Non-performing loans / total originated loans (10)	0.71%	0.83%	0.95%
Non-performing loans + OREO / total loans + OREO	0.97%	1.05%	1.24%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.13%	1.25%	1.44%
Non-performing assets / total assets	0.68%	0.74%	0.88%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$114,569	$111,188	$105,336	3.0	8.8
Provision for loan losses	7,478	9,860	5,653	-24.2	32.3
Net loan charge-offs	(4,096)	(6,479)	(6,105)	-36.8	-32.9
Allowance for loan losses (originated portfolio) (10)	117,951	114,569	104,884	3.0	12.5

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	6,032	5,560	4,716
Provision for loan losses	2,562	1,337	2,713
Net loan charge-offs	(619)	(865)	(1,529)
Allowance for loan losses (acquired portfolio) (11)	7,975	6,032	5,900	32.2	35.2

Total allowance for loan losses	$125,926	$120,601	$110,784	4.4	13.7

Allowance for loan losses / total loans	1.12%	1.10%	1.17%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.22%	1.24%	1.29%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	172.06%	149.00%	135.42%

Net loan charge-offs (annualized) / total average loans	0.17%	0.28%	0.32%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.17%	0.29%	0.30%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$41,275	$35,899	$37,342	15.0	10.5
Loans 90+ days past due	9,248	7,085	7,971	30.5	16.0
Non-accrual loans	45,113	55,095	58,755	-18.1	-23.2
Total past due and non-accrual loans	$95,636	$98,079	$104,068	-2.5	-8.1

Total past due and non-accrual loans / total originated loans	0.99%	1.06%	1.28%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$24,678	$29,191	$30,205	-15.5	-18.3
Loans 90+ days past due	38,024	39,236	45,823	-3.1	-17.0
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$62,702	$68,427	$76,028	-8.4	-17.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
Asset Quality Data	2014	2013	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$45,113	$58,755	-23.2
Restructured loans	23,439	18,698	25.4
Non-performing loans	68,552	77,453	-11.5
Other real estate owned (9)	41,466	40,681	1.9
Non-performing loans and OREO	110,018	118,134	-6.9
Non-performing investments	0	797	n/m
Total non-performing assets	$110,018	$118,931	-7.5

Non-performing loans / total loans	0.61%	0.81%
Non-performing loans / total originated loans (10)	0.71%	0.95%
Non-performing loans + OREO / total loans + OREO	0.97%	1.24%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.13%	1.44%
Non-performing assets / total assets	0.68%	0.88%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$104,884	$100,194	4.7
Provision for loan losses	34,094	26,165	30.3
Net loan charge-offs	(21,027)	(21,475)	-2.1
Allowance for loan losses (originated portfolio) (10)	117,951	104,884	12.5

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	5,900	4,180
Provision for loan losses	4,554	4,924
Net loan charge-offs	(2,479)	(3,204)
Allowance for loan losses (acquired portfolio) (11)	7,975	5,900	35.2

Total allowance for loan losses	$125,926	$110,784	13.7

Allowance for loan losses / total loans	1.12%	1.17%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.22%	1.29%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	172.06%	135.42%

Net loan charge-offs (annualized) / total average loans	0.23%	0.28%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.24%	0.28%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$41,275	$37,342	10.5
Loans 90+ days past due	9,248	7,971	16.0
Non-accrual loans	45,113	58,755	-23.2
Total past due and non-accrual loans	$95,636	$104,068	-8.1

Total past due and non-accrual loans / total originated loans	0.99%	1.28%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$24,678	$30,205	-18.3
Loans 90+ days past due	38,024	45,823	-17.0
Non-accrual loans	0	0	0.0
Total past due and non-accrual loans	$62,702	$76,028	-17.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2014
	Fourth Quarter			Third Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$57,976	$24	0.17%	$54,223	$23	0.17%
Taxable investment securities (13)	2,773,557	14,320	2.07%	2,636,572	13,711	2.08%
Non-taxable investment securities (14)	161,994	2,077	5.13%	159,797	2,086	5.22%
Residential mortgage loans held for sale	4,811	68	5.62%	3,330	62	7.44%
Loans (14) (15)	11,089,886	120,304	4.31%	10,544,781	117,474	4.43%
Total Interest Earning Assets (14)	14,088,224	136,793	3.86%	13,398,703	133,356	3.96%
Cash and due from banks	206,190			199,157
Allowance for loan losses	(124,300)			(120,226)
Premises and equipment	168,317			163,368
Other assets	1,568,419			1,576,693
Total Assets	$15,906,850			$15,217,695

Liabilities
Deposits:
Interest-bearing demand	$4,602,828	1,881	0.16%	$4,398,565	1,752	0.16%
Savings	1,577,553	171	0.04%	1,575,775	172	0.04%
Certificates and other time	2,640,227	5,484	0.82%	2,653,535	5,533	0.83%
Customer repurchase agreements	905,222	501	0.22%	772,812	413	0.21%
Other short-term borrowings	795,858	1,126	0.56%	723,049	1,046	0.57%
Long-term debt	483,324	1,934	1.59%	422,698	1,692	1.59%
Junior subordinated debt	58,240	339	2.31%	58,226	339	2.31%
Total Interest Bearing Liabilities (14)	11,063,252	11,436	0.41%	10,604,660	10,947	0.41%
Non-interest bearing demand deposits	2,666,600			2,524,568
Other liabilities	155,505			160,740
Total Liabilities	13,885,357			13,289,968
Stockholders' equity	2,021,493			1,927,727
Total Liabilities and Stockholders' Equity	$15,906,850			$15,217,695

Net Interest Earning Assets	$3,024,972			$2,794,043

Net Interest Income (FTE)		125,357			122,409
Tax Equivalent Adjustment		(1,696)			(1,790)
Net Interest Income		$123,661			$120,619

Net Interest Spread			3.45%			3.55%
Net Interest Margin (14)			3.54%			3.63%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2013
	Fourth Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$130,027	$84	0.25%
Taxable investment securities (13)	2,162,444	11,381	2.10%
Non-taxable investment securities (14)	153,349	2,054	5.36%
Residential mortgage loans held for sale	6,128	103	6.73%
Loans (14) (15)	9,322,742	105,719	4.51%
Total Interest Earning Assets (14)	11,774,690	119,341	4.03%
Cash and due from banks	199,986
Allowance for loan losses	(111,654)
Premises and equipment	155,310
Other assets	1,438,604
Total Assets	$13,456,936

Liabilities
Deposits:
Interest-bearing demand	$4,054,525	1,500	0.15%
Savings	1,413,765	164	0.05%
Certificates and other time	2,609,294	5,274	0.80%
Customer repurchase agreements	866,955	510	0.23%
Other short-term borrowings	173,405	636	1.45%
Long-term debt	138,631	820	2.35%
Junior subordinated debt	192,533	1,787	3.68%
Total Interest Bearing Liabilities (14)	9,449,108	10,691	0.45%
Non-interest bearing demand deposits	2,168,847
Other liabilities	144,312
Total Liabilities	11,762,267
Stockholders' equity	1,694,669
Total Liabilities and Stockholders' Equity	$13,456,936

Net Interest Earning Assets	$2,325,582

Net Interest Income (FTE)		108,650
Tax Equivalent Adjustment		(1,704)
Net Interest Income		$106,946

Net Interest Spread			3.58%
Net Interest Margin (14)			3.67%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended December 31,
	2014			2013
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$51,070	$94	0.18%	$57,605	$129	0.22%
Taxable investment securities (13)	2,590,746	54,060	2.09%	2,125,001	43,551	2.05%
Non-taxable investment securities (14)	155,608	8,148	5.24%	160,601	8,737	5.44%
Residential mortgage loans held for sale	3,932	355	9.02%	17,772	720	4.05%
Loans (14) (15)	10,364,199	453,225	4.37%	8,688,030	394,218	4.54%
Total Interest Earning Assets (14)	13,165,555	515,882	3.92%	11,049,009	447,355	4.05%
Cash and due from banks	197,210			183,656
Allowance for loan losses	(117,027)			(109,050)
Premises and equipment	163,986			147,009
Other assets	1,552,416			1,370,061
Total Assets	$14,962,140			$12,640,685

Liabilities
Deposits:
Interest-bearing demand	$4,352,050	6,812	0.16%	$3,844,865	5,825	0.15%
Savings	1,556,040	698	0.04%	1,358,386	656	0.05%
Certificates and other time	2,681,055	22,093	0.82%	2,489,129	22,960	0.92%
Customer repurchase agreements	826,125	1,816	0.22%	794,436	1,850	0.23%
Other short-term borrowings	616,717	3,822	0.62%	231,326	2,600	1.12%
Long-term debt	348,643	5,784	1.66%	103,772	3,088	2.98%
Junior subordinated debt	62,790	1,661	2.65%	199,296	7,365	3.70%
Total Interest Bearing Liabilities (14)	10,443,420	42,686	0.41%	9,021,210	44,344	0.49%
Non-interest bearing demand deposits	2,448,546			1,963,431
Other liabilities	149,734			141,573
Total Liabilities	13,041,700			11,126,214
Stockholders' equity	1,920,440			1,514,471
Total Liabilities and Stockholders' Equity	$14,962,140			$12,640,685

Net Interest Earning Assets	$2,722,135			$2,027,799

Net Interest Income (FTE)		473,196			403,011
Tax Equivalent Adjustment		(6,899)			(6,969)
Net Interest Income		$466,297			$396,042

Net Interest Spread			3.51%			3.56%
Net Interest Margin (14)			3.59%			3.65%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES
We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding
F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B.
Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2014		2013
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$155,933	$140,408	$112,828
Amortization of intangibles, net of tax (annualized)	6,495	6,332	6,045
	162,428	146,740	118,873

Average total shareholders' equity	2,021,493	1,927,727	1,694,669
Less: Average intangibles	(874,159)	(849,902)	(804,098)
	1,147,334	1,077,825	890,571

Return on average tangible equity (2)	14.16%	13.61%	13.35%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$147,961	$132,437	$112,828
Amortization of intangibles, net of tax (annualized)	6,495	6,332	6,045
	154,456	138,769	118,873

Average total stockholders' equity	2,021,493	1,927,727	1,694,669
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(71,126)
Less: Average intangibles	(874,159)	(849,902)	(804,098)
	1,040,452	970,943	819,445

Return on average tangible common equity (2)	14.85%	14.29%	14.51%

Return on average tangible assets (3):
Net income (annualized)	$155,933	$140,408	$112,828
Amortization of intangibles, net of tax (annualized)	6,495	6,332	6,045
	162,428	146,740	118,873

Average total assets	15,906,850	15,217,695	13,456,936
Less: Average intangibles	(874,159)	(849,902)	(804,098)
	15,032,691	14,367,793	12,652,838

Return on average tangible assets (3)	1.08%	1.02%	0.94%

Tangible book value per share:
Total shareholders' equity	$2,021,456	$2,005,133	$1,774,383
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(872,859)	(872,479)	(811,856)
	1,041,715	1,025,772	855,645

Ending shares outstanding	173,992,258	173,495,767	158,967,211

Tangible book value per share	$5.99	$5.91	$5.38

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,
	2014	2013
Return on average tangible equity (2):
Net income (annualized)	$144,050	$117,804
Amortization of intangibles, net of tax (annualized)	6,316	5,465
	150,366	123,269

Average total shareholders' equity	1,920,440	1,514,471
Less: Average intangibles	(849,934)	(752,894)
	1,070,506	761,577

Return on average tangible equity (2)	14.05%	16.19%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$135,698	$117,804
Amortization of intangibles, net of tax (annualized)	6,316	5,465
	142,014	123,269

Average total stockholders' equity	1,920,440	1,514,471
Less: Average preferred stockholders' equity	(106,882)	(17,928)
Less: Average intangibles	(849,934)	(752,894)
	963,624	743,649

Return on average tangible common equity (2)	14.74%	16.58%

Return on average tangible assets (3):
Net income (annualized)	$144,050	$117,804
Amortization of intangibles, net of tax (annualized)	6,316	5,465
	150,366	123,269

Average total assets	14,962,140	12,640,685
Less: Average intangibles	(849,934)	(752,894)
	14,112,206	11,887,791

Return on average tangible assets (3)	1.07%	1.04%

Tangible book value per share:
Total shareholders' equity	$2,021,456	$1,774,383
Less: preferred shareholders' equity	(106,882)	(106,882)
Less: intangibles	(872,859)	(811,856)
	1,041,715	855,645

Ending shares outstanding	173,992,258	158,967,211

Tangible book value per share	$5.99	$5.38

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

		2014		2013
		Fourth	Third	Fourth
		Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity		$2,021,456	$2,005,133	$1,774,383
Less: intangibles		(872,859)	(872,479)	(811,856)
		1,148,597	1,132,654	962,527

Total assets		16,127,090	15,757,045	13,563,405
Less: intangibles		(872,859)	(872,479)	(811,856)
		15,254,231	14,884,566	12,751,549

Tangible equity / tangible assets (period end)		7.53%	7.61%	7.55%

Tangible common equity / tangible assets (period end):
Total stockholders' equity		$2,021,456	$2,005,133	$1,774,383
Less: preferred stockholders' equity		(106,882)	(106,882)	(106,882)
Less: intangibles		(872,859)	(872,479)	(811,856)
		1,041,715	1,025,772	855,645

Total assets		16,127,090	15,757,045	13,563,405
Less: intangibles		(872,859)	(872,479)	(811,856)
		15,254,231	14,884,566	12,751,549

Tangible equity / tangible assets (period end)		6.83%	6.89%	6.71%

Tangible equity, excluding AOCI / tangible
assets (period end) (7):
Total shareholders' equity		$2,021,456	$2,005,133	$1,774,383
Less: preferred shareholders' equity		(106,882)	(106,882)	(106,882)
Less: intangibles		(872,859)	(872,479)	(811,856)
Less: AOCI		46,003	40,451	56,924
		1,087,717	1,066,223	912,569

Total assets		16,127,090	15,757,045	13,563,405
Less: intangibles		(872,859)	(872,479)	(811,856)
		15,254,231	14,884,566	12,751,549
Tangible equity, excluding AOCI / tangible
assets (period end) (7)		7.13%	7.16%	7.16%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred
	industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger and severance costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, unrealized losses on derivative instruments and unrecognized pension and postretirement obligations.
(8)	Does not include loans acquired at fair value ("acquired portfolio").
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	"Originated Portfolio" or "Originated Loans" equals loans and leases not included by definition in the Acquired Portfolio.
(11)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.
The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)	The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.
(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less average unearned income. The amount of loan fees
	included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Cynthia Christopher, 724-983-3429, 330-507-8723 (cell), christoc@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com